Exhibit 99.1
Bally’s Secures Funding Commitment that Aggregates
$2.07 Billion from Gaming and Leisure Properties

New Bally’s Chicago Architectural Redesign to Complement Chicago Skyline
and Feature 500-Room Hotel Tower as a Single-Phase Development Project

Access to Site and Beginning Construction of Chicago Permanent Casino and Entertainment Complex

Bally’s and Gaming and Leisure Properties to Jointly Develop Bally’s Chicago Permanent Casino and Entertainment Complex Targeted to Open September 2026

Construction Financing is Key Milestone Towards Bally’s Chicago Initial Public Offering of 25% Qualified Minority Ownership Pursuant to Host Community Agreement with City of Chicago

PROVIDENCE, R.I. – July 12, 2024 – Bally’s Corporation (NYSE: BALY) ("Bally’s”) today announced it has entered into a binding term sheet for a strategic construction and financing arrangement with Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI”) including funding to complete the construction of Bally’s permanent casino development in the City of Chicago (the “Project”).

Transaction Details
An affiliate of Gaming and Leisure Properties has reached an agreement to acquire the real estate underlying the Project and has agreed to amend the existing land lease via a new master lease agreement (“Chicago MLA”) with Bally’s Chicago Operating Company, LLC (“Bally’s Chicago” or the “Company”) as tenant, where the rent will be amended to $20.0 million per annum, subject to annual escalators, reflecting the purchase price paid by GLPI for the land. The Chicago MLA can provide up to additional $940 million of construction financing funding for the Project’s “hard costs” through monthly draws, subject to certain conditions and requisite approvals. The Chicago MLA will have an initial term of 15 years, with a specified number of successive options for renewal. Amounts funded by GLPI under the construction funding facility will result in additional rent based upon an 8.5% cap rate for the incremental amounts funded.

The binding term sheet also provides for Gaming and Leisure Properties to acquire and lease back certain real property interests underlying Bally’s Kansas City and Bally’s Shreveport for $395 million in total consideration, in exchange for $32.2 million in initial annual rent with annual escalators consistent with Bally’s existing master lease agreement with GLPI (“Sale Leaseback Transactions”). Bally’s expects to use all the proceeds from the Sale Leaseback Transactions to repay amounts currently drawn under its $620 million revolving credit facility and for general corporate purposes.

Bally’s also expects to amend its Contribution Agreement with Gaming and Leisure Properties and has reiterated its intention to sell and lease back its Twin River Lincoln property to GLPI prior to the end of 2026 for $735 million, with related initial annual rent of $58.8 million (the “Lincoln Transaction”). As a part of the amendment, GLPI will be granted a right to call the Lincoln Transaction beginning in October 2026, coinciding with the scheduled maturity of Bally’s revolving credit facility. All such transactions are subject to required regulatory approvals.

The Chicago MLA and construction funding arrangement will be obligations of Bally’s Chicago, as tenant. The arrangement is expected to contain customary representations by Bally’s Chicago and is expected to contain funding conditions, in each case, which are customary and reasonable for large scale casino resort developments of this type.

Reflecting these transactions, GLPI will provide in aggregate up to $2.07 billion of financing to Bally’s, thereby further cementing the companies’ long-term strategic alliance. GLPI has a strong history of successful development experience and construction oversight of casino resort projects, and Bally’s looks forward to benefitting from their experience and expertise as a strategic stakeholder for the Project.

Bally’s Chicago Full Financing Details
Bally’s expects the new funding and development agreements with Gaming and Leisure Properties, combined with certain proceeds from the expected Sale Leaseback Transactions, the planned, previously announced, initial public offering of Bally’s Chicago, Inc., and Bally’s financial resources including cash flows from operations, will fully fund the development expenditures necessary to complete the Project.

New Chicago Casino Entertainment Complex Design Details
Today Bally’s Chicago announced its intention to build the 500-unit hotel tower concurrent with its casino entertainment complex by locating the hotel tower on the southern end of the development site. Originally intended for the northern end, the plan was revised due to potential risks of damage to portions of Chicago’s underground infrastructure. The new plans resolve those concerns, and Bally’s Chicago has re-imagined the new integrated complex across a single phase of construction. Renderings of the new design are available at http://ballyschicago.com/renderings.

Initial Public Offering of Bally’s Chicago, Inc.
The contemplated initial public offering of Bally’s Chicago, Inc. will offer individuals and minority-owned and women-owned businesses that meet the qualification requirements contemplated by the Host Community Agreement with the City of Chicago to participate in 25% equity ownership in the Bally’s Chicago project. Bally’s may also pursue other complementary financings at Bally’s Chicago to supplement the project financing as market conditions allow.

Management Comments
Soo Kim, Chairman of Bally’s Corp., commented, “Our agreements with GLPI fulfill the construction financing requirements, allowing us to bring the Bally’s Chicago permanent casino and entertainment complex to River North by the fall of 2026. We are delighted to continue our strong partnership with GLPI and to leverage its skilled resources and 30 years of experience developing and constructing successful gaming facilities. This is an amazing partnership that continues to pay strong dividends for both parties.”

Peter Carlino, Chairman and CEO of GLPI commented, “We are excited to partner in Bally’s Chicago marquee development project which will be the flagship of Bally’s platform, and an iconic addition to the Chicago skyline. We are appreciative of Bally’s trust in GLPI as its selected strategic financing partner. This is a natural extension of our corporate growth strategy to work closely with tenants and finance the construction of development projects, and to pursue built-to-suit partnerships in the gaming sector where we have experience and can contribute GLPI’s extensive, proven development and construction capabilities. Strategically, this is a means to grow our asset portfolio within the gaming sector that we know well and allows us to create value for our shareholders. We have strong confidence in Bally’s team and will be working hand-in-hand with Bally’s to bring this project to fruition on time and on budget.”

About Bally’s Corporation
Bally's Corporation is a global casino-entertainment company with a growing omni-channel presence. It currently owns and manages 15 casinos across 10 states, a golf course in New York, a horse racetrack in Colorado, and has access to OSB licenses in 18 states. It also owns Bally's Interactive International, formerly Gamesys Group, a leading, global, online gaming operator, Bally Bet, a first-in-class sports betting platform, and Bally Casino, a growing iCasino platform.

With 10,600 employees, the Company's casino operations include approximately 15,300 slot machines, 580 table games and 3,800 hotel rooms. Upon completing the construction of a permanent casino facility in Chicago, IL, and a land-based casino near the Nittany Mall in State College, PA, Bally's will own and/or manage 16 casinos across 11 states. Bally’s also has rights to developable land in Las Vegas post the closure of the Tropicana. Its shares trade on the New York Stock Exchange under the ticker symbol "BALY".

About Bally’s Chicago
The Bally’s Chicago resort will harness the beauty of the urban Chicago riverfront site, located at 777 W. Chicago Avenue, to create inclusive, dynamic spaces, including plans for a 3,000-seat theater, a 2-acre public park and open outdoor spaces, six restaurants, cafes and a food hall. The lower riverbank will be connected to the property with an approximately 2,000-foot extension of the riverwalk. The casino will offer space for approximately 3,300 slots, 173 table games and VIP gaming areas, while the hotel tower will include a large pool spa, fitness center and sun deck, as well as a rooftop restaurant bar to enjoy the Chicago skyline. The planned 500-room, 34-story hotel tower will now be located on the south end of the site. The development will generate approximately 3,000 construction jobs and 3,000 casino jobs when Bally’s Chicago becomes operational.

The references included herein to the contemplated initial public offering of Bally’s Chicago, Inc. do not constitute an offer of any securities for sale. Such securities may not be sold nor may offers to buy be accepted prior to the time a registration statement filed with the U.S. Securities and Exchange Commission has become effective.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by Bally’s in this press release, its reports filed with the Securities and Exchange Commission (“SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for Bally’s to predict or identify all such events or how they may affect it. Bally’s has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include those included in Bally’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by Bally’s with the SEC. These statements constitute Bally’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact
Marcus Glover
Executive Vice President and Chief Financial Officer
401-475-8564
IR@ballys.com

Media Contact
Diane Spiers
VP Marketing & PR
PressInquiries@ballys.com

About Gaming and Leisure Properties, Inc.
GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Investor Contact
Matthew Demchyk
Chief Investment Officer
610-401-2900
investorinquiries@glpropinc.com

Investor Relations
JCIR
Joseph Jaffoni
James Leahy
Richard Land
212-835-8500
GLPI@jcir.com